EXHIBIT 10.12

OFFICE LEASE

GOODWILL INDUSTRIES OF SOUTHEASTERN LOUISIANA, INC. DBA AS EDIBLE ENTERPRISES (hereinafter referred to as "Lessor"), an agency of the State of Louisiana, having its principal offices as of the date hereof at 3400 Tulane Avenue, Suite 1000, New Orleans, Louisiana 70119, hereby leases to Louisiana Food Company(hereinafter referred to as "Lessee"), having its principal office at 917 Third Street, Norco, Louisiana 70079, certain space and furniture in the building situated at 917 Third Street, Norco, Louisiana 70079 (hereinafter referred to as the "Building"), the leased premises consisting of a 20 X 20 office space #3 as shown on Exhibit "A" attached hereto and incorporated herein and furniture including desk, bookcase, small desk, two chairs, for a term alone (1) year, commencing on October 1, 2010 and ending on September 30, 2011 on the following terms and conditions:

            1.         Rent. This lease is made in consideration of the annual rental of two thousand and no/100 Dollars ($2,400.00), payable in twelve (12) monthly installments of two hundred and no/100 Dollars ($200.00) each, which installments shall be due in advance on or before the first day of each month during the term of the lease. All rent payable hereunder shall be paid to Lessor at 3400 Tulane Avenue, Suite 1000, New Orleans, Louisiana 70119, but Lessor may from time to time designate other places for the payment of rent by notice to Lessee.

            2.         Use of Premises. The leased premises shall be used only for the following purposes: General office use in the operation of the Lessee. Lessee shall not sublease the leased premises, in whole or in part, or assign or pledge this lease or grant use of the leased premises to others.

            3.         Compliance with Law. The leased premises shall not be used for any unlawful purposes. Lessee shall not conduct any auction sale on the leased premises. Lessee agrees to comply with all requirements of State, Parish, Municipal, Federal, and other public authorities relating to the use and occupancy of the leased premises.

            4.         Condition and Upkeep of Premises. The leased premises and all appurtenances contained therein, including, but not limited to, fixtures, locks, keys, and glass, are accepted by Lessee in their present condition, including any vices or defects, latent or otherwise, that may now exist or hereafter arise in the leased premises, except as to such repairs or improvements as this lease requires Lessor to make. Lessor shall maintain the roof of the Building in good order and repair, but shall not be required to make any other repairs or replacements whatsoever to the leased premises, except those rendered necessary by fire or other perils which would be covered by fire and extended coverage insurance. Lessee shall, at Lessee's expense and within a reasonable period of time, make any and all repairs and replacements of whatsoever nature or character that may become necessary to the leased premises during the term of this lease other than those hereinabove required to be made by Lessor. At the termination of this lease, Lessee shall return the leased premises to Lessor in like order and condition as received, broom clean and free from trash, ordinary decay, wear and tear excepted, and shall deliver the keys to the leased premises to Lessor.

            Lessor reserves the right to make such repairs, alterations, and additions to the Building as Lessor may deem proper. Lessee shall be entitled to no compensation by reason of inconvenience arising from the making of such repairs, alterations, or additions.

            5.         Alterations, Improvements by Lessee. Lessee shall not make any alterations or additions to the leased premises, without obtaining Lessor's prior written consent, which consent may be withheld by Lessor in its sole discretion, but any and all alterations, additions, or other improvements made by Lessee, with or without the consent of Lessor, regardless of how attached (except movable office furniture and equipment), shall be and remain the property of Lessor throughout the term of this lease, and shall be surrendered to Lessor upon termination of this lease, without compensation therefor to Lessee, provided Lessor shall have the right to require that Lessee, prior to termination of this lease, remove all such alterations, additions, or improvements and restore the leased premises to their condition at the time of commencement of this lease.

            All sign painting, decorating, carpenter work, or labor required for the installation of special equipment shall be done at the expense of Lessee, but only by employees of Lessor or persons duly authorized by Lessor.

            6.         Right of Entry. Lessee will permit Lessor, its agents or representatives, and such other persons as may be authorized by Lessor to enter into and upon any part of the leased premises at all reasonable hours and upon reasonable notice (and in emergencies, at all times) to inspect or examine the same; or to show the leased premises to prospective purchasers, mortgagees, tenants (during the last year of the lease term or any renewal term), or insurers; or to clean or make repairs, alterations, additions, or decorations thereto or to the Building, and Lessee shall not be entitled to any abatement or reduction of rent or any damages whatsoever by reason thereof. Lessor will also have the right to place the usual "for sale" and "for rent" signs on the Building at any time during the term of this lease and the usual "for rent" signs on the leased premises during the last year of the term of this lease.

            7.         Delivery at Expiration of Lease. Upon expiration or termination of this lease, Lessee shall surrender possession of the leased premises immediately to Lessor. Any holding over by Lessee shall not operate, except by written agreement, to extend or renew this lease, but in such case, Lessor may terminate Lessee's occupancy at once or may consider such occupancy to be from month-to-month; and Lessee, in the event of such holding over without Lessor's consent, shall pay double the rent stipulated in this lease, together with such loss or damage as may be caused to Lessor by such holding over.

            8.         Hours of Operation of Building; Services, Utilities Provided by Lessor. The Building will be operated from 8:30 a.m. to 4:30 p.m. Monday through Friday and 8:00 a.m. to 3:00p.m. Friday and the Building will be accessible 7:30 through 11:00 PM. Lessor, without charge, will at all times furnish water for use in the fixtures of the Building during the above referenced hours, the above-referenced holidays excepted, will furnish such heat and air conditioning for the leased premises as may reasonably be required for the comfortable occupancy and use thereof; but Lessor shall not be liable by abatement of rent or otherwise for failure to furnish or delay in furnishing heat, air conditioning, elevator service, water, electricity, or any other service which Lessor may be obligated to furnish when such failure to furnish or delay in furnishing is occasioned by needful repairs, replacements, or improvements, or in whole or in part by any strike, lockout, or other labor controversy, or by any cause beyond the reasonable control of Lessor; and no act of default of any employee of Lessor shall in any way operate to release Lessee from the performance of all of the covenants herein contained by Lessee to be performed. Lessee will have the right to obtain heating and/or air conditioning services at times other than those set out above, provided that Lessee requests such services no later than noon on the last preceding work day.

            10.       Electricity. Lessor, without charge, will also furnish electricity for lighting and office machines used by Lessee and for the halls, corridors, and stairs of the Building, and Lessee agrees not to be unreasonable in the use of said services. If, however, the electric load consumed by Lessee exceeds 3-1/2 watts per square foot, Lessee agrees to reimburse Lessor on a fair and equitable basis for any such excess

            11.       Use of Common Areas; Signs; Solicitation. Neither Lessee nor Lessee's agents, employees, or visitors shall obstruct or use the entrances, corridors, vestibules, halls of the Building for any purpose other than ingress and egress to and from the leased premises, or discard anything out of the windows or through the doors or into the corridors of the Building, or place anything on the outside of the leased premises, or cover or obstruct the doors of the building, or display, paint, or affix on the Building or the leased premises any sign, advertisement, or notice, except those approved in writing by Lessor. Lessee shall not solicit or permit to be solicited any customers by any person stationed in or near the entrances of the leased premises or the entrances or corridors of the Building or on the sidewalks adjacent to or near the Building.

            12.       Keys, Locks. Lessee will be supplied, free of charge, keys for the leased space. All such keys shall remain the property of Lessor. No additional locks shall be placed on any door of the leased premises. Upon termination of this lease, Lessee shall surrender to Lessor all keys of the leased premises.

            13.       Hold Harmless. Lessee assumes responsibility for the condition of the leased premises, and Lessee agrees to indemnify Lessor against and hold Lessor harmless from any and all liability for injury to persons or damage to property or other losses caused by or resulting from any accident or other occurrence in, on, or about the leased premises. Lessor shall not be liable for loss of any property by theft or otherwise or any injury to person or damage to property sustained by Lessee or Lessee's employees or by any other person, due to the Building or any part thereof becoming out of repair or due to the happening of any accident or occurrence in, on, or about the Building (including, but not limited to, injury or damage caused by water, steam, sewerage, electricity, illuminating gas, sewer gas or odors, or by the bursting or leaking of pipes) or due to any act or neglect of Lessee or any tenant or occupant of the Building. If any such damage shall be caused by the acts or neglect of Lessee, Lessor may repair such damage, and Lessee shall thereupon reimburse Lessor for the entire cost of such damage.

            14.       Insurance.

            (A)      Lessee, at its sole cost and expense, shall obtain, prior to the commencement date of this lease, and shall keep in full force and effect at all times during the term of this lease, the following insurance policies to protect itself and Lessor:

                        (i)        Comprehensive General Public Liability and Property Damage Insurance providing coverage for personal injury liability and property damage coverage, with contractual liability endorsement covering Lessee's agreement to indemnify Lessor from and against all costs, expenses, and/or liability under the terms of this lease, with minimum Combined Single Limits for bodily injury and property damage of $1,000,000.00 per person per occurrence, or such other reasonable minimum limits as shall be established from time to time by Lessor.

                        (ii)       Workers' Compensation Insurance in accordance with the statutory requirements of the State of Louisiana and Employers Liability with a limit of $100,000.00.

                        (iii)      All Risk Property Insurance on all of Lessee's improvements, equipment, fixtures, and personal property located in, upon, or about the leased premises or used in the conduct of Lessee's business in, upon, or from the leased premises, covering all risks covered by a policy of fire and extended coverage insurance (including sprinkler leakage coverage), and all other risks, with limits equal to the full insurable value thereof. Proceeds of all such insurance with respect to Lessee's improvements, if any, shall be payable to Lessee.

            (B)      The insurance policy in (A)(i), above, shall name Lessor, and if required by mortgage, the mortgage holder, as an additional insured and shall be issued by a company acceptable to Lessor and qualified to do business in the State of Louisiana. Lessee agrees to deliver the original (or copy certified by the insurer) of each policy required hereunder, or a renewal thereof, as the case may be, to Lessor before the term of this lease begins, and no later than fifteen (15) calendar days before any such insurance policy shall expire, accompanied by a certificate of the insurer that such policy may not be cancelled except upon thirty (30) calendar days prior written notice to Lessor. Lessee shall require each such policy of insurance and each renewal or replacement thereof to contain a clause in a form acceptable to Lessor providing that each underwriter waives all of its rights of recovery, under subrogation or otherwise, against Lessor. In addition, each such insurance policy and each renewal or replacement thereof shall contain a "Breach of warranty" clause stating that the interests of Lessor, if any, including its employees and agents, will not be affected by the failure of Lessee or any insurer to comply with any of the warranties expressed in the printed conditions of the policy.

            (C)      Lessee will not do or cause or suffer to be done any act or thing which would cause the policies of fire or other casualty insurance covering the Building to become void or suspended or which would increase the rate of fire or other casualty insurance applicable to the leased premises or the Building.

            15.       Fire and Other Casualty. If, during the term of this lease, the leased premises or the Building be damaged by fire or other casualty to such an extent that same can be repaired within a period of one hundred twenty (120) days, Lessor shall be obligated to repair the damages. If the leased premises or the Building be destroyed by fire or other casualty or damaged to such an extent that same cannot be repaired within a period of one hundred twenty (120) days, Lessor may, at Lessor's option, rebuild or repair, as the case may be, or cancel and terminate this lease, as of the date of such fire or other casualty. Unless Lessor notifies Lessee in writing within a period of sixty (60) days after the occurrence of such fire or other casualty that Lessor does not intend to rebuild or repair, Lessor shall then be obligated to rebuild or repair. All work of repairing or rebuilding shall be performed with reasonable promptness, due allowance being made for delay which may arise by reason of adjustment of loss under insurance policies and for delay on account of strike, lockout, governmental regulation, or other cause beyond Lessor's control. Lessee shall be entitled to a remission of rent for any period during which the leased premises are wholly unfit for occupancy and to such reduction of rent as shall be just and proportionate for any period during which Lessee is partially excluded from occupancy.

            16.       Condemnation or Taking. In the event of the taking or condemnation of the entire leased premises or a substantial part thereof by any governmental authority, federal, state, parish, city, or other authority ("Governmental Authority") for public use, or under any statute or by right of eminent domain for a period in excess of one hundred twenty (120) days, this lease shall terminate as of the date of the taking of possession of the leased premises by such authority as though such date were the date otherwise fixed for the termination hereof, and any rent owing to such date shall be paid in frill. If the entire leased premises are taken or condemned by a Governmental Authority as aforesaid for a period of less than one hundred twenty (120) days, or if any part of the leased premises less than a substantial part is taken or condemned, Lessor shall have the option but not the obligation, to terminate this lease by notice to Lessee given within thirty (30) days after the date of such taking or condemnation, and, in such event, this lease shall come to an end on the date of the taking of possession by the condemnor as though such date were the date otherwise fixed for termination hereof, and any rent owing to such date shall be paid in full. If Lessor does not exercise its option to terminate this lease as aforesaid, then this lease shall remain in full force and effect. Lessee shall be entitled to a remission of rent for any period during which the leased premises are wholly unfit for occupancy as a result of such taking or condemnation, and, in the event of a partial taking for a period in excess of one hundred twenty (120) days, Lessee's rent shall be reduced in the proportion that the area taken or condemned bears to the total square footage of the leased premises prior to such taking. In the event of any taking or condemnation whatsoever, Lessee shall not be entitled to any part of any award that may be made for such taking or for any damages arising therefrom, and Lessee shall have no claim whatsoever against Lessor or the Governmental Authority for Lessee's leasehold interest or otherwise arising or resulting in any way from such taking. All compensation awarded upon or by reason of such taking or condemnation shall belong and be paid to Lessor, and Lessee hereby irrevocably assigns and transfers to Lessor any and all right to compensation or damages to which Lessee may be or become entitled during the term of this Lease by reason of the taking or condemnation of all or any part of the leased premises.

            17.       Subordination. This lease and Lessee's rights and interests under the lease are and shall be subject and subordinate to all mortgages now or hereafter covering or affecting the leased premises, or any part thereof, and all liens resulting from any other method of financing or refinancing now or hereafter in force against the leased premises and to all advances made or to be made upon the security thereof (collectively, "Mortgages"), and the lien of any such Mortgages shall be superior to all rights hereby and hereafter vested in the Lessee. This Section shall be self-operative and no further instrument shall be required; however, at Lessor's request, from time to time, Lessee shall execute such instruments to confirm that this lease is subordinate to the lien of any Mortgage as may be required by Lessor for such purposes. If Lessee fails to execute any such instrument within ten (10) calendar days after Lessor's request therefor, Lessee hereby makes, constitutes, and irrevocably appoints Lessor as Lessee's attorney-in-fact in its name, place, and stead to do so.

            Lessee agrees that, within ten (10) calendar days after being requested to do so by Lessor, any mortgagee or proposed mortgagee, it will execute and deliver to such party requesting same an estoppel certificate identifying this lease, acknowledging the status of the lease and the performance of Lessor's obligations under the lease as of the date of such estoppel certificate, and agreeing to such notice provisions and other matters as may be reasonably required.

            18.       Other Tenants. Lessor shall in nowise be responsible for the non-observance by any other tenants, or the agents, employees, or visitors of such other tenants, of the terms of the leases granted by Lessor to such other tenants.

            19.       Heavy Equipment. Lessor shall have the right to prescribe the weight and position of iron safes and other heavy equipment in order to distribute their weight properly, so that no damage is caused by overloading of floors.

            20.       Freight, Furniture. Etc. No freight, furniture, or other bulky matter shall be received in the Building or carried in except during such hours as the management of the Building may prescribe.

            21.       Change of Name of Building. Lessor shall have the right to change the name of the Building, upon giving Lessee not less than ninety (90) days prior notice of such change.

            22.       Building Rules and Regulations. Lessor reserves the right, from time to time, to prescribe such other reasonable rules and regulations as in the judgment of Lessor may be deemed necessary or desirable for the safety, proper care, and cleanliness of the leased premises and the Building and the character and reputation of the Building and for other reasonable purposes, which shall be binding upon Lessee. Please see attached Branding Standards.

            23.       Performance of Lessee's Obligations. Failure of Lessor to require strict performance by Lessee of any of the covenants, provisions, or conditions of this lease, on one or more occasions, shall not constitute a waiver by Lessor of the right thereafter to require strict compliance with said covenants, provisions, and conditions.

            24.       No Broker. The parties hereto expressly agree that this lease was directly negotiated between them and that no broker was involved in bringing about this agreement. .

            25.       Events of Default: Remedies. If Lessee fails to pay any installment of rent due under this lease or fails to comply with any other provision of this lease, within ten (10) days after notice by Lessor to Lessee demanding same, provided that said notice need not be given with regard to nonpayment of rent or failure to comply with any other provision of this lease after such notice has been given twice during the period of this lease, or if Lessee abandons the leased premises or discontinues the use of the leased premises for the purposes for which leased or removes from the leased premises any property against which Lessor is entitled in a lessor's lien or makes an assignment for the benefit of creditors or if a receiver or other custodian is appointed for Lessee or any of Lessee's property by any court, then, in any such events, Lessor shall have the right, at Lessor's option, without puffing Lessee in default and without notice of default, (1) to cancel this lease effective immediately or effective as of any date Lessor may select, or (2) to proceed one or more times for past due installments of rent only, without prejudicing the right to proceed later for additional installments, or exercise any other remedy, or (3) to declare the unpaid rent for the entire unexpired term of this lease immediately due and payable and at once demand and receive payment thereof, of (4) to have recourse to any other remedy or mode of redress to which Lessor may be entitled by law. In the event Lessor exercises the right to cancel this lease, then (a) Lessor shall have the right, as soon as said cancellation is effective, to re-enter the leased premises and re-let the same for such price and on such terms as may be immediately available, without notice or court proceedings, Lessee hereby assenting thereto and expressly waiving any notice to vacate, and (b) Lessee shall be and remain liable not only for all rent payable to the date such cancellation becomes effective, but also for all damage or loss (including, without limitation, all rental loss) suffered by Lessor for the remaining term of this lease resulting from such cancellation. Failure of Lessor to exercise any right granted in this section shall not be construed as a waiver of the right to subsequently enforce for a new default such right, and no indulgence by Lessor shall be construed as a waiver of any right therein granted.

            26.       Additional Remedies. In addition to the remedies set out in the preceding section, if Lessee fails to perform any of its obligations under this lease, including, but not limited to, failing to procure or renew any policy of insurance required hereunder or failing to make any necessary repair or perform any maintenance required hereunder, then Lessor shall have the right, but not the obligation, to pay all sums and take all actions that Lessor deems necessary to perform such obligation, all at Lessee's cost and expense. All sums so paid by Lessor and all costs so incurred by Lessor shall be paid by Lessee to Lessor, as additional rent, within ten (10) calendar days after demand therefor by Lessor. Anything to the contrary in the foregoing notwithstanding, Lessor shall have no obligation to perform any of Lessee's obligations under this lease and shall not be liable to Lessee or any other person or entity for any failure to do so. In addition, neither the performance of any of Lessee's obligations under this lease by Lessor nor Lessor's failure to do so shall constitute a waiver by Lessor of its right to exercise any of its remedies herein as a result of Lessee's failure, Lessor reserving the right to treat any of the events set out in the preceding section as a default and to exercise any or all of the rights or remedies provided for default herein upon the occurrence of any such event.

            27.       Notices. Any notice to be given under this lease by Lessor to Lessee shall be considered as duly given, whether received or not, if made in writing, addressed to Lessee, and mailed by registered or certified mail or hand delivered to Lessee at the leased premises. Any notice to be given under this lease by Lessee to Lessor shall be considered as duly given, whether received or not, if made in writing, addressed to Lessor, and mailed by registered or certified mail or hand delivered to Lessor at the place where rent is required to be paid under this lease as above provided. Either Lessor or Lessee may change the designated place to which written notice is to be sent, by so advising the other, in writing, by registered or certified mail or hand delivery, at the place designated in this lease or such place as may have been subsequently designated in accordance with this section.

            28.       Assignment by Lessor. If Lessor assigns its rights under the lease, or transfers such rights, by any means whatsoever, the assignee or transferee by virtue of such assignment or transfer shall be bound for the performance of all of Lessor's agreements and obligations under this lease, and Lessor shall thereupon be released from any and all liability thereafter arising under this lease.

            29.       Governing Law. This lease shall be deemed to be a contract made under the laws of the State of Louisiana and shall be construed in accordance with and governed by the laws of the State of Louisiana and ordinances of the municipality and parish where the leased premises are situated and the rules and regulations of their duly constituted authorities.

            30.       Heirs, Successors, and Assigns. All of the provisions contained herein shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successors, and assigns.

            31.       Entire Agreement.. The whole agreement between the parties hereto is set forth in this instrument, and they shall not be bound by any agreements, conditions, understanding, or representations other than as expressly stipulated and set forth herein or in any amendments thereto.

            32.       Headings. The section headings contained in this lease are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several sections hereof.

            IN WITNESS WHEREOF, Lessor and Lessee have caused this agreement to be executed in multiple original by their undesigned officers or representatives, duly authorized hereunto, as of the 30th day of September, 2010.

WITNESSES:                        GOODWILL INDUSTRIES OF

                                                SOUTHEASTERN LOUISIANA, INC., Lessor

                                                By: /s/ WILLIAM L. JESSEE

                                                            William L. Jessee, President

                                                LOUISIANA FOOD COMPANY, Lessee

                                                By: /s/ DAVID LOFLIN

                                                            David Loflin, President